UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2017

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. (the “Company”) held on June 13, 2017, the Company’s stockholders elected Dr. Ted W. Love and Robert Essner as Class I directors to serve a three-year term expiring at the 2020 Annual Meeting of Stockholders or until their respective successors have been elected. In addition, the stockholders (i) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (ii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers and (iii) voted to approve, on an advisory basis, that the preferred frequency of advisory stockholder votes on executive compensation of the Company’s named executive officers should be every year. The final voting results on these matters were as follows:

1.                                      Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ted W. Love, M.D.	88,927,175	14,276,920	25,119,232
Robert Essner	103,031,803	172,292	25,119,232

2.                                      Ratification of Ernst & Young LLC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
127,858,089	348,091	117,147	—

3.                                      Approval, on an advisory basis, of the Company’s executive compensation.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
102,779,006	370,563	54,526	25,119,232

4.                                      Approval, on an advisory basis, of the frequency of future executive compensation advisory votes.

Every 1 Year	Every 2 Years	Every 3 Years	Votes Abstain	Broker Non-Votes
98,220,687	110,503	4,382,604	490,301	25,119,232

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: June 14, 2017	By:	/s/ Ellen S. Rosenberg
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary